Exhibit 99.1
Chairman of the Board and CEO comments — AGM
Dear Fellow Shareholders,
Catuity entered 2006 as a new company with a new focus, new resources and free of the regulatory issues that consumed management’s time last year. With our initial recapitalization behind us, Catuity is concentrating on increasing our sales effort to generate revenue as we selectively seek acquisitions to build our operational critical mass and to give us a broader product offering for current and future retailing clients.
In September 2005, the Company raised $7 million USD to fund the acquisition of Loyalty Magic and to rebuild our working cash base. In the fourth quarter, our regulatory compliance issues with NASDAQ were resolved and the company finished the year with our attention focused squarely on selling member-based loyalty and gift card programs to retailers in our target markets.
Our primary focus is on sales. We have eight people concentrating on generating new business through direct sales to non tier one chain retailers, and our database of chain retailer sales targets in the U.S., Canada and Australia is growing. While there are always exceptions to the types of prospective customers we will sell to, our target customer fits the profile of having 25-250 locations with annual sales of over $100 million. We are actively targeting smaller chain retailers and franchises that are still in their rapid growth stage, and mid-sized chains that need to offer sophisticated loyalty and gift card programs to acquire and retain customers while competing with national chains.
Many of our prospects are privately held companies where we are dealing directly with the owner operators who have decided that loyalty programs and gift card are key elements of how they acquire, retain and cross-sell their customers. At any given moment, we have sales efforts underway with 25-50 retailers that are in decision mode.
While we are opportunistic, we have focused in the pharmacy, auto repair, hardware, health and beauty retail, and franchise markets. These are high-growth, high-margin retailers where our hosted solution gives them an affordable and measurable program that is on par with their largest national competitors.
We are also aiming to develop 3-5 pilots this year which, if rolled out, will deliver revenue in 2007. Moreover, as we have said publicly, we are also building relationships with a short list of re-sellers who have trusted relationships with smaller retailers that we cannot service economically. We believe these will improve our results in 2007 with minimal distraction and capital requirement this year.
We continue to identify and evaluate potential acquisitions that fit with and broaden our current product offerings. Our objective is to find those acquisitions that get us to positive cash flow and positive EBITDA. As we have said many times, without such acquisitions our organic growth will not get us to profitability this year.
We have successfully integrated our software into the point-of-sale terminals of all principal terminal providers over the past year. We have also signed new clients in the U.S. this year which give us the potential to deploy 850 to 1,100 retail locations in the next 12 months. We caution, however, that the speed with which deployments occur is largely outside the control of Catuity. While our sales team has done an excellent job of creating a pipeline of solid opportunities, it is important to know that we are not betting our success on any single client. While we are in sales discussions with some large retailers which are household names, our strategy and our plan is not dependent on them. We are building a company that has a diverse customer base where our technology and great service culture will win and keep clients.
We appreciate the support of our Shareholders and encourage your patience. The year ahead is a pivotal one for our future and we are focused on sales execution, at least one acquisition which will help us broaden our product offering and the revenue base of the company, and a commitment to raise capital with a goal of creating a growing and focused processing company that is stronger in the eyes of prospects and less risky to investors.